UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024 (September 18, 2024)

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	90-1604380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 State Ave Ne, Ste 1014

Olympia, Washington 98501

(Address of Principal Executive Offices) (Zip Code)

(206) 963-1094

(Registrant’s telephone number, including area code)

511 Sixth Avenue, Suite 800

New York, New York 10011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On September 18, 2024, in a case styled White Rocks (BVI) Holdings Inc., et al., v. Reichman, et al., Case No.: A-24-896359-B, Clark County, Nevada, District Court, the Court entered an Order Appointing Receiver (the “Receivership Order”) of Global Tech Industries Group, Inc., a Nevada corporation (the “Company”). Pursuant to the Receivership Order, Paul L. Strickland (the “Receiver”) was appointed as receiver of the Company.

In accordance with the Receivership Order, the Receiver removed the Company’s then-management, David Reichman, Kathy Griffin, Frank Benintendo, Donald Gilbert and Ashfin Luke Rahbari (collectively, the “Former Management”), from all positions each held with the Company.

In addition to making certain findings of fact and conclusions of law, the Receivership Order includes the following specific orders:

●	the Receiver is directed to assume full control of the Company by removing or retaining any officer, director, employee, independent contractor or agent of the Company, including, without limitation, the Former Management;
●	the Receiver was appointed as equity receiver over all assets of the Company, including, without limitation, subsidiaries, properties, financial assets and books and records (the “Receivership Assets”);
●	the Court asserted exclusive jurisdiction over the Receivership Assets;
●	the Company and the Former Management were immediately enjoined from, among other actions, (a) issuing any Company securities, (b) incurring debt on behalf of the Company outside the ordinary course of business, (c) disposing of Company assets outside the ordinary course of business, (d) making loans to the Former Management and their respective affiliates, (e) causing Company funds to be liquidated or otherwise withdrawn from Company bank and brokerage accounts and (f) paying any bonus to any Former Management;
●	no suit may be brought against the Receiver for any action taken by the Receiver pursuant to the Receivership Order, without permission of the Court;
●	the Receiver is directed to cure the Company’s delinquent filings with the SEC and, as applicable, OTC Markets;
●	all Company personnel, including, without limitation, the Former Management, shall fully cooperate with the Receiver;
●	all Company personnel, including, without limitation, the Former Management, shall transfer and deliver possession, custody and control of all Company assets to the Receiver;
●	that upon notice, a party shall cooperate with the Receiver in Receiver’s efforts to gain control of accounts, transferring funds and producing related records; and
●	the Receiver is authorized to be compensated for the services rendered by the Receiver on behalf of the Company, subject to further application and order of the Court, in an amount equal to: (a) of 10% of the value of all Receivership Assets (other than Company stock and securities) recovered by the Receiver for the Company, plus (b) 10% of the all Company stock and securities recovered by the Receiver for the Company.

The foregoing description of the Receivership Order is qualified in its entirety by the full text of the Receivership Order, which is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth above under Item 1.03. Bankruptcy or Receivership is incorporated in this Item 5.01.

Pursuant to the Receivership Order, the Court directed the Receiver to assume full control of the Company by removing or retaining any officer, director, employee, independent contractor or agent of the Company, including, without limitation, the Former Management. Effective September 18, 2024, the Receiver removed the Former Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 1.03. Bankruptcy or Receivership is incorporated in this Item 5.02.

Pursuant to the Receivership Order, effective September 18, 2024, David Reichman, Kathy Griffin, Frank Benintendo, Donald Gilbert and Ashfin Luke Rahbari were terminated from all positions each held with the Company. Also, effective September 18, 2024, Paul L. Strickland was appointed as the Receiver of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Order Appointing Receiver, dated September 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024.

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ Paul Strickland
Paul Strickland
Court-Appointed Receiver